As filed with the Securities and Exchange Commission on July 27, 2007
                       1940 Act Registration No. 811-21649


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
                               Amendment No. 5 [X]
                                            ---

                        (Check appropriate box or boxes)

                       -----------------------------------

                          INSTITUTIONAL LIQUIDITY TRUST
               (Exact Name of Registrant as Specified in Charter)
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 476-8800


                               Peter Eric Sundman
           Chairman of the Board, Chief Executive Officer and Trustee
                          Institutional Liquidity Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                     (Name and Address of Agent for Service)

                                 With copies to:

                            Arthur C. Delibert, Esq.
                 Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                1601 K St., N.W.
                              Washington, DC 20006

                       -----------------------------------

                                EXPLANATORY NOTE

     This  Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the  Investment  Company Act of 1940,  as amended  ("1940 Act").
However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                          INSTITUTIONAL LIQUIDITY TRUST

                 CONTENTS OF REGISTRATION STATEMENT ON FORM N-1A

This Registration Statement contains the following papers and documents:

     Cover Sheet

     Contents of Registration Statement on Form N-1A

     Part A

     Part B

     Part C

     Signature Page

     Exhibits

                                     PART A

     Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds ("LBILF") (1940 Act File No. 811-21715), as filed with the Securities and Exchange Commission ("SEC") on July 27, 2007 (the "LBILF Registration Statement"). Part A of the LBILF Registration Statement includes a joint prospectus for the Premier Class of MONEY MARKET Portfolio, PRIME Portfolio, GOVERNMENT Portfolio, GOVERNMENT RESERVES Portfolio, TREASURY Portfolio, TREASURY RESERVES Portfolio, TAX-EXEMPT Portfolio and MUNICIPAL Portfolio (the "LBILF Part A"). Each series of LBILF invests in a master fund that is a series of Institutional Liquidity Trust (the "Trust"). Responses to certain Items required to be included in Part A of this Registration Statement also are incorporated herein by reference from Post-Effective Amendment No. 4 to the Registration Statement of Lehman Brothers Institutional Liquidity Cash Management Funds, formerly Lehman Brothers Institutional Liquidity Series prior to December 15, 2006 ("LBILCMF") (1940 Act File No. 811-21648), as filed with the Securities and Exchange Commission ("SEC") on July 27, 2007 (the "LBILCMF Registration Statement"). Part A of the LBILCMF Registration Statement includes the joint prospectus (the "LBILCMF Part A") of CASH MANAGEMENT MONEY MARKET Portfolio, CASH MANAGEMENT PRIME Portfolio, and CASH MANAGEMENT TREASURY Portfolio. Each series of LBILCMF invests in a master fund that is a series of the Trust.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

     MONEY MARKET Master Series (formerly INSTITUTIONAL LIQUIDITY Portfolio), PRIME Master Series (formerly PRIME Portfolio), GOVERNMENT Master Series,
GOVERNMENT RESERVES Master Series, TREASURY Master Series (formerly U.S. TREASURY Portfolio), TREASURY RESERVES Master Series, TAX-EXEMPT Master Series and MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified, no-load, open-end management investment company. Information on each Series' investment objective, how each Series intends to achieve its investment objectives, the particular type(s) of securities in which each Series principally invests, other investment practices of each Series, how each Series' investment adviser generally decides which securities to buy and sell, risk factors associated with investments in each Series, and the description of where to find each Series' policies and procedures with respect to the disclosure of portfolio holdings is incorporated herein by reference from the section titled "Goal & Strategy" to the section "Money Market Funds," the section titled "Main Risks" to the section "Other Risks," and the "Portfolio Holdings Policy" under the section titled "Your Investment" in the LBILF Part A at pages 1-2 (MONEY MARKET Master Series), pages 4-5 (PRIME Master Series), pages 7-8 (GOVERNMENT Master Series), pages 10-11 (GOVERNMENT RESERVES Master Series), pages 13-14 (TREASURY Master Series), pages 16-17 (TREASURY RESERVES Master Series), pages 19-20 (TAX-EXEMPT Master Series) and pages 22-23 (MUNICIPAL Master Series) and page 40 (All Porfolios). Additional investment techniques, features, and limitations concerning each Series' investment program are described in Part B of this Registration Statement.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

     Neuberger Berman Management Inc. ("NB Management") serves as the investment manager and Lehman Brothers Asset Management LLC serves as the sub-adviser of each Series.

     The following list identifies the specific sections and subsections of the LBILF Part A and LBILCMF Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

--------------------------------------------------------------------------------
Item 5(a)(1) LBILF Part A: "Investment Manager" section (page 31); the section "Obtaining Information" on the Back Cover Page
--------------------------------------------------------------------------------
               LBILCMF Part A: "Investment Manager" section (with regard to the investment management fees paid during the most recently completed fiscal year) (pages 5 and 11)
--------------------------------------------------------------------------------
Item 5(a)(2)   LBILF Part A: "Portfolio Manager" section (page 31)
--------------------------------------------------------------------------------
Item 5(a)(3)   Not applicable.
--------------------------------------------------------------------------------

     Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

     Under Delaware law, the shareholders of a Series will not be personally liable for the obligations of the Series; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a Delaware corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust's Trust Instrument requires that every written obligation of the Trust or a Series contain a statement that such obligation may be enforced only against the assets of the Trust or Series and provides for indemnification out of Trust or Series property of any shareholder nevertheless held personally liable for Trust or Series obligations, respectively, merely on the basis of being a shareholder.

     Investments in a Series may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Series or, with approval of the trustees of the Trust ("Trustees"), of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Series are open for business every day that both the New York Stock Exchange ("NYSE") and the Federal Reserve Wire System are open ("Business Day"). This determination is made once during each Business Day for each Series, as follows. The MONEY MARKET Master Series, PRIME Master Series, GOVERNMENT Master Series and TREASURY Master Series each calculates its share price as of 5:00 p.m., Eastern time. GOVERNMENT RESERVES Master Series and TREASURY RESERVES Master Series each calculates its share price as of 2:00 p.m., Eastern time. TAX-EXEMPT Master Series, and

MUNICIPAL Master Series each calculates its share price as of 3:00 p.m. Eastern time. (Each time listed above is a "Valuation Time")

ITEM 6. SHAREHOLDER INFORMATION.

     Information on the time and method of valuation of each Series' assets is incorporated herein by reference from the section titled "Your Investment: Share Prices" and the section titled "Share Price Calculations" in the LBILF Part A at page 38.

     Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     There is no minimum initial or subsequent investment in a Series. However, because each Series intends at all times to be as fully invested as is reasonably practicable, investments in a Series must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Series at any time or to reject any investment order.

     At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Series will be determined by multiplying the Series' NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Series. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Series then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Series as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Series' aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Series as of the Valuation Time on the following Business Day.

     A Series' net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Series' assets, less
(2) all actual and accrued expenses of the Series, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Series' net income is allocated pro rata among the investors in the Series. A Series' net income generally is not distributed to the investors in that Series, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Series.

     Under the current method of each Series' operations, each Series is not subject to any U.S. federal income tax. However, each domestic investor in a Series is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Series' ordinary income and capital gain. NB Management intends to continue to manage each Series' assets and income in such a way that an investor in each Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Series. See Part B for a discussion of the foregoing tax matters and certain other matters.

     An investor in a Series may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Series. The proceeds of a withdrawal will be paid by the Series in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

     The Series reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Series as a group, a Series will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

     Investments in the Series may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

     The right of any investor to receive payment with respect to any withdrawal may be delayed as permitted pursuant to Section 22(e) of the Investment Company Act of 1940, as amended. Generally, under that section, redemption requests or payments may be postponed or suspended if the NYSE is closed for trading, or trading is restricted, an emergency exists which makes the disposal of securities owned by a Series or the fair determination of the value of the Series' net assets not reasonably practicable, or the SEC, by order, permits the suspension of the right of redemption. Redemption payments may also be delayed in the event of the closing of the Federal Reserve wire payment system. In addition, when the NYSE, bond market or Federal Reserve closes early, payments with respect to redemption requests received subsequent to the close will be made the next business day.

     The Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of interests in the Series. Because beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act, the Trustees determined that it was appropriate not to adopt such policies or procedures. The LBILF Registration Statement contains information on LBILF's market timing policies and is incorporated herein by reference from the "Market Timing Policy" under the section titled "Your Investment: General Shareholder Information" in the LBILF Part A at page 36.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.

     All investments in the Series are made without a sales load, at the NAV next determined after an order is received by the Series. The Series have no Rule 12b-1 plan.

     Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section titled "Your
Investment: Portfolio Structure" in the LBILF Part A at page 40.

                                     PART B

     Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

     Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the LBILF Registration Statement and LBILCMF Registration Statement. Part B of the LBILF Registration Statement includes the joint Statement of Additional Information ("SAI") of MONEY MARKET Portfolio, PRIME Portfolio, GOVERNMENT Portfolio, GOVERNMENT RESERVES Portfolio, TREASURY Portfolio, TREASURY RESERVES Portfolio, TAX-EXEMPT Portfolio and MUNICIPAL Portfolio ("LBILF Part B"). Part B of the LBILCMF Registration Statement includes the joint SAI of CASH MANAGEMENT MONEY MARKET Portfolio, CASH MANAGEMENT PRIME Portfolio, and CASH MANAGEMENT TREASURY Portfolio ("LBILCMF Part B").

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS
-----------------------------------------

     Information regarding Institutional Liquidity Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the LBILF Part B.

Table of Contents                                                           Page
-----------------                                                           ----

FUND HISTORY.................................................................2
------------
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS........................2
-----------------------------------------------------
MANAGEMENT OF THE TRUST......................................................2
-----------------------
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..........................4
---------------------------------------------------
INVESTMENT MANAGEMENT AND OTHER SERVICES.....................................5
----------------------------------------
PORTFOLIO MANAGERS...........................................................6
------------------
BROKERAGE ALLOCATION AND OTHER PRACTICES.....................................6
----------------------------------------
CAPITAL STOCK AND OTHER SECURITIES...........................................6
----------------------------------
PURCHASE, REDEMPTION AND PRICING OF SECURITIES...............................7
----------------------------------------------
TAX STATUS...................................................................7
----------
UNDERWRITERS.................................................................7
------------
CALCULATION OF PERFORMANCE DATA..............................................7
-------------------------------
FINANCIAL STATEMENTS.........................................................7
--------------------

ITEM 10.  FUND HISTORY
----------------------

     MONEY MARKET Master Series (formerly INSTITUTIONAL LIQUIDITY Portfolio prior to December 15, 2006), PRIME Master Series (formerly PRIME Portfolio prior to December 15, 2006), GOVERNMENT Master Series, GOVERNMENT RESERVES Master Series, TREASURY Master Series (formerly U.S. TREASURY Portfolio prior to December 15, 2006), TREASURY RESERVES Master Series, TAX-EXEMPT Master Series and MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified open-end management investment company, that was organized as a Delaware statutory trust pursuant to a Trust Instrument dated as of October 1, 2004.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
---------------------------------------------------------------

     The Trust is a diversified open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Series. This section supplements the discussion in Part A of the investment strategies and risks of the Series.

     Further information on each Series' investment strategies and risks, fundamental and non-fundamental policies and/or investment limitations, and disclosure of portfolio holdings, as well as other information on each Series' investment program, is incorporated herein by reference in the LBILF Part B from the sections entitled "Investment Information" at pages 1-8, "Additional Investment Information" at pages 8-29, "Certain Risk Considerations" at page 29, and "Portfolio Transactions: Portfolio Holdings Disclosure Policy and Procedures" and "Portfolio Holdings Approved Recipients" at page 80-83.

ITEM 12.  MANAGEMENT OF THE TRUST
---------------------------------

     Trustees and Officers
     ---------------------

     Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other investment companies managed by NB Management, is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBILF Part B at pages 31-48 except for the Table of Compensation included in those pages. Information regarding the committee meetings held during the last fiscal year is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBILCMF Part B at pages 36-38.

     The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the investment companies in the Neuberger Berman fund complex has any retirement plan for its trustees.

                              TABLE OF COMPENSATION
                          FOR FISCAL YEAR ENDED 3/31/07
                          -----------------------------

Name and Position with the Trust       Aggregate       Total Compensation from
---------------------------------    Compensation    Investment Companies in the
                                    from the Trust        Neuberger Berman
                                    --------------          Fund Complex
                                                            ------------
INDEPENDENT TRUSTEES
John Cannon                            $5,405                 $107,035
Trustee
Faith Colish                           $5,133                 $101,251
Trustee
Martha C. Goss*                         N/A                      N/A
Trustee
C. Anne Harvey                         $4,304                  $94,016
Trustee
Robert A. Kavesh                       $5,133                 $101,251
Trustee

Name and Position with the Trust       Aggregate       Total Compensation from
---------------------------------    Compensation    Investment Companies in the
                                    from the Trust        Neuberger Berman
                                    --------------          Fund Complex
                                                            ------------

Michael M. Knetter*                      $909                  $12,379
Trustee
Howard A. Mileaf                       $5,405                 $107,035
Trustee
George W. Morriss*                       $909                  $12,379
Trustee
Edward I. O'Brien                      $5,133                 $101,251
Trustee
William E. Rulon                       $5,133                 $101,251
Trustee
Cornelius T. Ryan                      $5,604                 $110,914
Trustee
Tom D. Seip                            $6,362                 $126,371
Trustee
Candace L. Straight                    $5,133                 $101,251
Trustee
Peter P. Trapp                         $5,101                  $99,839
Trustee

TRUSTEES WHO ARE "INTERESTED PERSONS"
Jack L. Rivkin                            $0                     $0
President and Trustee
Peter E. Sundman                          $0                     $0
Chairman of the Board, Chief
Executive Officer and Trustee

* Dr. Knetter and Mr. Morriss became Fund Trustees on February 28, 2007. Ms. Goss became a Fund Trustee on June 1, 2007.

     Codes of Ethics
     ---------------

     The Series, NB Management and Lehman Brothers Asset Management LLC have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Trustees. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NB Management. The portfolio managers and other investment personnel who comply with the policies' preclearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with their Series or taking personal advantage of investment opportunities that may belong to the Series. Text-only versions of the Codes of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC's internet web site at www.sec.gov. You may also review and copy those documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at

202-942-8090. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC's Public Reference Section, Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

     Proxy Voting
     ------------

     Information about the Series' proxy voting policies and procedures is herein incorporated by reference from the section titled "Proxy Voting" in the LBILF Part B at page 83-84.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------------------------------------------------------------

     As of June 29, 2007, MONEY MARKET Master Series, PRIME Master Series, GOVERNMENT Master Series and TREASURY Master Series could be deemed to be under the control of a corresponding series of Neuberger Berman Institutional Liquidity Series ("NBILS"), Lehman Brothers Income Funds, formerly Neuberger Berman Income Funds prior to June 1, 2007 ("LBIF"), Lehman Brothers Reserve Liquidity Funds, formerly Lehman Brothers Reserve Liquidity Series prior to
December 15, 2006 ("LBRLF")or Lehman Brothers Institutional Liquidity Funds ("LBILF"). Specifically, as of that date, (1) Neuberger Berman Institutional Cash Fund, a series of NBILS, owned 85% of the value of the outstanding interests in MONEY MARKET Master Series, (2) Prime Portfolio, a series of LBILF, and Prime Reserve Portfolio, a series of LBRLF, owned 46% and 38%, respectively, of the value of the outstanding interests in PRIME Master Series, (3) Government Portfolio, a series of LBILF, and Neuberger Berman Government Money Fund, a series of LBIF, owned 58% and 42%, respectively, of the value of the outstanding interests in GOVERNMENT Master Series, and (4) Treasury Portfolio, a series of LBILF, owned 100% of the value of the outstanding interests in TREASURY Master Series.

     As of June 29, 2007, Cash Management Money Market Portfolio, a series of Lehman Brothers Institutional Liquidity Cash Management Funds ("LBILCMF"), and Money Market Portfolio, a series of LBILF, owned 7% and 8%, respectively, of the value of the outstanding interests in MONEY MARKET Master Series and Neuberger Berman Prime Money Fund, a series of LBIF, and Cash Management Prime Portfolio, a series of LBILCMF, owned 8% and 8%, respectively, of the value of the outstanding interests in PRIME Master Series. Each of NBILS, LBIF, LBILCMF, LBRLF and LBILF is a Delaware statutory trust.

     So long as a fund owns more than 50% of the value of the outstanding interests in its corresponding Series, such fund could theoretically require that Series to take certain actions without the approval of any other registered investment company that invests in the Series. However, the power of a fund to control such action generally will depend on the vote of the fund's shareholders.

     Each of NBILS, LBILCMF, LBRLF and LBILF has informed the Trust that, in most cases where one of its series is requested to vote on matters pertaining to its corresponding Series, the affected series will solicit proxies from its shareholders and will vote its interest in the Series in proportion to the votes cast by the shareholders of the series. It is anticipated that any other registered investment company investing in a Series will follow the same or a similar practice. For an unregistered investment company investing in a Series, it is expected that it shall cast its votes in proportion to the votes cast by the other shareholders of the Series.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES
------------------------------------------------

     Information on the investment management and other services provided for or on behalf of each Series is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 48-62, "Trustees and Officers" at pages 31-48, "Custodian and Transfer Agent" at page 87, "Independent Registered Public Accounting Firm" at page 87, and "Legal Counsel" at page 87 in the LBILF Part B. The following list identifies the specific sections and subsections in the LBILF Part B under which the information required by Item 14 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A            Incorporated by Reference from the Following
ITEM NO.             Section of LBILF Part B
--------

Item 14(a) Investment Management and Administration Services; Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management; Trustees and Officers

Item 14(b)      Not applicable

Item 14(c)      Not applicable

Item 14(d)      Not applicable

Item 14(e)      Not applicable

Item 14(f)      Not applicable

Item 14(g)      Not applicable

Item 14(h) Investment Management and Administration Services; Custodian and Transfer Agent; Independent Registered Public Accounting Firm

     Each Series accrued management fees of the following amounts (before any management fee waivers, described below) for the fiscal year ended March 31:

                     2007                      2006                     2005
                     ----                      ----                     ----
MONEY MARKET      $2,351,656                $2,249,000                $601,000*
PRIME             $5,156,665                $2,033,000                $304,000**
GOVERNMENT        $  114,712***                 N/A                      N/A
TREASURY          $  103,226***                 N/A                      N/A

* For the period from December 30, 2004 (commencement of operations) to March 31, 2005.
** For the period from December 27, 2004 (commencement of operations) to March 31, 2005.
*** For the period from December 18, 2006 (commencement of operations) to March 31, 2007.

     Each Series received management fee waivers of the following amounts for the fiscal year ended March 31:

                     2007                       2006                    2005
                     ----                       ----                    ----
MONEY MARKET        $359,405                  $449,755                $120,275*
PRIME               $719,512                  $406,688                $ 60,787**
GOVERNMENT            $0***                     N/A                     N/A
TREASURY              $0***                     N/A                     N/A

* For the period from December 30, 2004 (commencement of operations) to March 31, 2005.
** For the period from December 27, 2004 (commencement of operations) to March 31, 2005.
*** For the period from December 18, 2006 (commencement of operations) to March 31, 2007.

     Each Series also has an expense offset arrangement in connection with its custodian contract. For the fiscal year ended March 31, 2007, the impact of this arrangement was a reduction of expenses as follows for each Series:

                                         Amount of Reduction of Expenses
Money Market                                            $36,060
Prime                                                   $38,957
Government                                                 $725*
Treasury                                                 $1,269**

For the period from December 18, 2006 (commencement of operations) to March 31, 2007.

     The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 15.  PORTFOLIO MANAGERS
----------------------------

     Not applicable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------

     A description of each Series' brokerage allocation and other practices, and information regarding shares held by a Series in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 78-80 in the LBILF Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES
--------------------------------------------

     Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The Trust is registered under the 1940 Act as a diversified, open-end management investment company and has nine separate portfolios (including the Series). The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

     The Trust issues shares of beneficial interest. Investments in the Series have no preemptive rights and are fully paid and non-assessable. Each investor in a Series is entitled to participate equally in the Series' earnings and assets and to vote in proportion to the amount of its investment in the Series. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. A Trustee may be removed by the vote of investors whose combined account balances equal a specified amount.

     Information on the organization and capitalization of the Trust and the Series is herein incorporated by reference from the section entitled "Organization, Capitalization, and Other Matters: Master Series" in the LBILF Part B at pages 84-87.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------

     Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 6 in Part A.

     Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by each Series is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 71 in the LBILF Part B.

ITEM 19.  TAX STATUS
--------------------

     Information on the taxation of the Series is incorporated herein by reference from the section entitled "Additional Tax Information" at pages 74-77 in the LBILF Part B, substituting for "Portfolio" whenever used therein either "investor in a Master Series" or "RIC investor" (i.e., an investor in a Series that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS
---------------------

     NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Series' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Series are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

     The following financial statements and related documents are incorporated herein by reference from the LBILF Annual Report to shareholders for the fiscal year ended March 31, 2007:

         The audited financial statements of MONEY MARKET Master Series (formerly, Institutional Liquidity Portfolio) and GOVERNMENT Master Series, notes thereto, and the report of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

         The audited financial statements of PRIME Master Series (formerly, Prime Portfolio) and TREASURY Master Series, notes thereto, and the report of Tait, Weller & Baker LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

                                                                      Appendix A

                              RATINGS OF SECURITIES

     A  description  of  corporate   bond  and   commercial   paper  ratings  in
incorporated herein by reference to "Appendix A - Ratings of Corporate Bonds and Commercial Paper" in the LBILF Part B.

                          INSTITUTIONAL LIQUIDITY TRUST

                                     PART C

                                OTHER INFORMATION

     Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 23.  Exhibits
-------   --------

(a)       (1)  Certificate   of Trust.   (Incorporated   by   Reference  to  the
               Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004)

          (2)  (i)  Trust   Instrument.   (Incorporated   by  Reference  to  the
                    Registrant's  initial   Registration  statement,  File  Nos.
                    811-21649, filed on December 27, 2004).

               (ii) Amended Schedule A to the Trust Instrument. Filed herewith.

(b) By-Laws. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27,
          2004)

(c) Trust Instrument Articles IV, V, and VI and By-Laws Articles V, VI, and VIII.

(d)       (1)  (i)    Management Agreement between Institutional Liquidity Trust and Neuberger  Berman  Management Inc. ("NB  Management").
                      (Incorporated by Reference to Pre-Effective Amendment No.1
                      to  the   Registration   statement   of  Lehman   Brothers
                      Institutional  Liquidity Cash Management  Funds, File Nos.
                      333-120167 and 811-21648, filed on December 23, 2004)

               (ii) Amended Schedule A listing the current series of Institutional Liquidity Trust subject to the Management Agreement. (Incorporated by Reference to Post-Effective Amendment No. 1 to the Registration statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed July 27, 2007).

          (2)  (i)    Investment Advisory  Agreement  between  NB Management and
                      Lehman Brothers  Asset  Management,  Inc.  with respect to
                      Money  Market  Master  Series, Prime   Master  Series  and
                      Treasury Master Series. (Incorporated by Reference to Pre-
                      Effective Amendment No. 1 to the Registration statement of Lehman Brothers Institutional Liquidity Cash Management
                      Funds,  File  Nos.  333-120167  and  811-21648,  filed  on
                      December  23, 2004).

               (ii) Assignment and Assumption Agreement between NB Management and Lehman Brothers Asset Management LLC ("LBAM"). Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed December 15, 2006).

               (iii) Investment Advisory Agreement between NB Management and LBAM with respect to Government Master Series, Government Reserves Master Series, Municipal Master Series, Tax-Exempt Master Series and Treasury Reserves Master Series. (Incorporated by Reference to Post-Effective Amendment No. 1 to the Registration statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed July 27, 2007)

(f)       Bonus, Profit Sharing Contracts. (Not applicable)

(g) Custodian Contract Between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Amendment No. 1 to the Registrant's Registration Statement, File No. 811-21649, filed on July 29, 2005)

(h) Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Amendment No. 2 to the Registrant's Registration Statement, File No. 811-21649, filed on July 28, 2006)

(l)       Letter of Investment  Intent.  (Not  applicable)

(m)       Plan Pursuant to Rule 12b-1. (Not applicable)

(n)       Plan Pursuant to Rule 18f-3 under the 1940 Act. (Not applicable)

(o)       (1)  Power of Attorney for Institutional Liquidity Trust.(Incorporated
               by Reference to Amendment No. 4 to Registrant's Registration Statement, File Nos. 811-21649, filed on December 19, 2006)

          (2)  Power  of   Attorney  for  Institutional Liquidity  Trust.  Filed
               herewith.

(p)       (1)  Code of Ethics for Registrant and NB Management. (Incorporated by
               Reference  to  Pre-Effective  Amendment No. 1 to the Registration
               Statement of Neuberger Berman Institutional Liquidity Series, File Nos. 333-120168 and 811-21647, filed on December 23, 2004)

          (2) Code of Ethics for LBAM. (Incorporated by Reference to Post-Effective Amendment No. 45 to the Registration Statement of Neuberger Berman Equity Funds, File Nos. 2-85229 and 811-3802, filed on March 18, 2005)


Item 24.  Persons Controlled By or Under Common Control with Registrant.
-------   -------------------------------------------------------------

     No person is controlled by or under common control with the Registrant.


Item 25.  Indemnification.
-------  ---------------

     A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article X, Section 2 of the Trust Instrument provides that "every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof...". Indemnification will not be provided to a person adjudicated by a court or other body to be liable to the Registrant or its interest holders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement; (ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the Registrant ("Independent Trustees"), nor parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

     Pursuant to Article X, Section 3 of the Trust Instrument, if any present or former interest holder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a interest holder and not because of his or her acts or omissions or for some other reason, the present or former interest holder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such interest holder, assume the defense of any claim made against such interest holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

     Section 9 of the Management Agreement between NB Management and the Registrant provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its interest holders to which NB

Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of NB Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

     Section 6 of the Investment Advisory Agreement between NB Management and LBAM, with respect to the Registrant or any series thereof, provides that neither LBAM nor any director, officer or employee of LBAM performing services for any series of the Registrant shall be liable for any error of judgment or mistake of law or for any loss suffered by NB Management or the Registrant or a series thereof in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under the Agreement.

Item 26.  Business and Other Connections of Investment Adviser and Sub-Adviser.
------------------------------------------------------------------------------

     There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.


NAME                                 BUSINESS AND OTHER CONNECTIONS
----                                 ------------------------------

Ann H. Benjamin                      Portfolio Manager, High Income Bond
Vice President, NB Management        Portfolio, a series of Neuberger Berman
                                     Advisers Management Trust; Portfolio
                                     Manager, Lehman Brothers High Income Bond
                                     Fund and Lehman Brothers Strategic Income
                                     Fund, each a series of Lehman Brothers
                                     Income Funds; Portfolio Manager, Neuberger
                                     Berman Income Opportunity Fund Inc.;
                                     Portfolio Manager, Lehman Brothers First
                                     Trust Income Opportunity Fund.

Michael L. Bowyer                    Associate Portfolio Manager, Neuberger
Vice President, NB Management        Berman Genesis Fund, a series of Neuberger
                                     Berman Equity Funds.

Claudia A. Brandon                   Senior Vice President, Neuberger Berman,
Vice President/Mutual Fund Board     LLC since 2007; formerly, Vice President,
Relations and Assistant Secretary,   Neuberger Berman, LLC, 2002 to 2006 and
NB Management.                       Berman Advisers Management Trust;
                                     Secretary, Neuberger Berman Equity Funds;
                                     Secretary, Lehman Brothers Income Funds;
                                     Secretary, Neuberger Berman Real Estate
                                     Income Fund Inc.; Secretary, Neuberger
                                     BermanEmployee since 1999; Secretary,
                                     Neuberger Intermediate Municipal Fund Inc.;
                                     Secretary, Neuberger Berman New York
                                     Intermediate Municipal Fund Inc; Secretary,
                                     Neuberger Berman California Intermediate
                                     Municipal Fund Inc.; Secretary, Neuberger
                                     Berman Realty Income Fund Inc.; Secretary,
                                     Neuberger Berman Income Opportunity Fund
                                     Inc.; Secretary, Neuberger Berman Real
                                     Estate Securities Income Fund Inc.;
                                     Secretary, Neuberger Berman Dividend
                                     Advantage Fund Inc.; Secretary, Lehman
                                     Brothers First Trust Income Opportunity
                                     Fund; Secretary, Neuberger Berman
                                     Institutional Liquidity Series; Secretary,
                                     Lehman Brothers Institutional Liquidity
                                     Cash Management Funds; Secretary,
                                     Institutional Liquidity Trust; Secretary,
                                     Lehman Brothers Reserve Liquidity Funds;
                                     Secretary, Lehman Brothers Institutional
                                     Liquidity Funds.

Steven R. Brown                      Managing Director, Neuberger Berman, LLC;
Vice President, NB Management.       Portfolio Manager, Neuberger Berman Real
                                     Estate Income Fund Inc.; Portfolio Manager,
                                     Neuberger Berman Realty Income Fund Inc.;
                                     Portfolio Manager,Neuberger Berman Income
                                     Opportunity Fund Inc.; Portfolio Manager,
                                     Neuberger Berman Real Estate Securities
                                     Income Fund Inc.; Portfolio Manager,
                                     Neuberger Berman Dividend Advantage Fund
                                     Inc.; Portfolio Manager, Neuberger Berman
                                     Global Real Estate Fund and Neuberger
                                     Berman Real Estate Fund, a series of
                                     Neuberger Berman Equity Funds; Portfolio
                                     Manager, Real Estate Portfolio, a series of
                                     Neuberger Berman Advisers Management Trust;
                                     Portfolio Manager, Lehman Brothers
                                     Strategic Income Fund, a series of Lehman
                                     Brothers Income Funds.

David H. Burshtan                    Portfolio Manager, Neuberger Berman
Vice President, NB Management.       Millennium Fund, a series of Neuberger
                                     Berman Equity Funds.

Lori B. Canell                       Managing Director, Neuberger Berman, LLC;
Vice President, NB Management.       Portfolio Manager, Neuberger Berman
                                     California Intermediate Municipal Fund Inc.
                                     Portfolio Manager, Neuberger Berman
                                     Intermediate Municipal Fund Inc.; Portfolio
                                     Manager, Neuberger Berman New York
                                     Intermediate Municipal Fund Inc.; Portfolio
                                     Manager, Lehman Brothers Municipal
                                     Securities Trust, a series of Lehman
                                     Brothers Income Funds.

Robert Conti                         Managing Director, Neuberger Berman, LLC
Senior Vice President,               since 2007; formerly, Senior Vice President
NB Management.                       of Neuberger Berman, LLC, 2003 to 2006;
                                     Vice President, Neuberger Berman, LLC, from
                                     1999 to 2003; Vice President, Lehman
                                     Brothers Income Funds; Vice President,
                                     Neuberger Berman Equity Funds; Vice
                                     President, Neuberger Berman Advisers
                                     Management Trust; Vice President,
                                     Neuberger Berman Real Estate Income Fund
                                     Inc.; Vice President, Neuberger Berman
                                     Intermediate Municipal Fund Inc.; Vice
                                     President, Neuberger Berman New York
                                     Intermediate Municipal Fund Inc.; Vice
                                     President, Neuberger Berman California
                                     Intermediate Municipal Fund Inc.; Vice
                                     President, Neuberger Berman Realty Income
                                     Fund Inc.; Vice President, Neuberger
                                     Berman Income Opportunity Fund Inc.;
                                     Vice President, Neuberger Berman Real
                                     Estate Securities Income Fund Inc.; Vice
                                     President, Neuberger Berman Dividend
                                     Advantage Fund Inc.; Vice President, Lehman
                                     Brothers First Trust Income Opportunity
                                     Fund; Vice President, Neuberger Berman
                                     Institutional Liquidity Series; Vice
                                     President,Lehman Brothers Institutional
                                     Liquidity  Cash Management Funds; Vice
                                     President, Institutional Liquidity Trust;
                                     Vice President, Lehman Brothers Reserve
                                     Liquidity Funds; Vice President, Lehman
                                     Brothers Institutional Liquidity Funds.

Robert B. Corman                     Managing Director, Neuberger Berman, LLC;
Vice President, NB Management.       Portfolio Manager, Neuberger Berman Focus
                                     Fund, a series of Neuberger Berman Equity
                                     Funds.

Robert W. D'Alelio                   Managing Director, Neuberger Berman, LLC;
Vice President, NB Management.       Portfolio Manager, Neuberger Berman Genesis
                                     Fund, a series of Neuberger Berman Equity
                                     Funds.

John E. Dugenske                     Portfolio Manager, Balanced Portfolio and
Vice President, NB Management.       Short Duration Bond Portfolio, each a
                                     series of Neuberger Berman Advisers
                                     Management Trust; Portfolio Manager,
                                     Neuberger Berman Cash Reserves, Neuberger
                                     Berman Government Money Fund and Lehman
                                     Brothers Short Duration Bond Fund, each a series of Lehman Brothers Income Funds.

Ingrid Dyott                         Vice President, Neuberger Berman, LLC;
Vice President, NB Management.       Associate Portfolio Manager, Guardian
                                     Portfolio, a series of Neuberger Berman
                                     Advisers Management Trust; Portfolio
                                     Manager, Socially Responsive Portfolio, a series of Neuberger Berman Advisers
                                     Management Trust; Associate Portfolio
                                     Manager, Neuberger Berman Guardian Fund, a series of Neuberger Berman Equity Funds;
                                     Portfolio Manager, Neuberger Berman
                                     Socially Responsive Fund, a series of
                                     Neuberger Berman Equity Funds.

Michael F. Fasciano                  Managing Director, Neuberger Berman, LLC
Vice President, NB Management.       since March 2001; Portfolio Manager,
                                     Neuberger Berman Fasciano Fund, a series of
                                     Neuberger Berman Equity Funds; Portfolio
                                     Manager, Fasciano Portfolio, a series of Neuberger Berman Advisers Management Trust.

Janet A. Fiorenza                    Portfolio Manager, Lehman Brothers
Vice President, NB Management.       Municipal Money Fund, Lehman Brothers
                                     National Municipal Money Fund, Lehman
                                     Brothers New York Municipal Money Fund and
                                     Lehman Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

William J. Furrer                    Portfolio Manager, Lehman Brothers
Vice President, NB Management.       Municipal Money Fund, Lehman Brothers
                                     National Municipal Money Fund, Lehman
                                     Brothers New York Municipal Money Fund and
                                     Lehman Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

Brian J. Gaffney                     Managing Director, Neuberger Berman, LLC
Senior Vice President,               since 1999; Vice President, Lehman Brothers
NB Management.                       Income Funds; Vice President, Neuberger
                                     Berman Equity Funds; Vice President,
                                     Neuberger Berman Advisers Management Trust;
                                     Vice President, Neuberger Berman Real
                                     Estate Income Fund Inc.; Vice President,
                                     Neuberger Berman Intermediate Municipal
                                     Fund Inc.; Vice President, Neuberger Berman
                                     New York Intermediate Municipal Fund Inc.;
                                     Vice President, Neuberger Berman California
                                     Intermediate Municipal Fund Inc.; Vice
                                     President, Neuberger Berman Realty Income
                                     Fund Inc.; Vice President, Neuberger Berman
                                     Income Opportunity Fund Inc.; Vice
                                     President, Neuberger Berman Real Estate
                                     Securities Income Fund Inc.; Vice
                                     President, Neuberger Berman Dividend
                                     Advantage Fund Inc.; Vice President, Lehman
                                     Brothers First Trust Income Opportunity
                                     Fund; Vice President, Neuberger Berman
                                     Institutional Liquidity Series; Vice
                                     President, Lehman Brothers Institutional
                                     Liquidity Cash Management Funds; Vice
                                     President, Institutional Liquidity Trust;
                                     Vice President, Lehman Brothers Reserve
                                     Liquidity Funds; Vice President, Lehman
                                     Brothers Institutional Liquidity Funds.

Maxine L. Gerson                     Senior Vice President, Neuberger Berman,
Secretary and General                LLC since 2002; Deputy General Counsel and
Counsel, NB Management.              Assistant Secretary, Neuberger Berman, LLC
                                     since 2001; Chief Legal Officer, Lehman
                                     Brothers Income Funds; Chief Legal Officer,
                                     Neuberger Berman Equity Funds; Chief Legal
                                     Officer, Neuberger Berman Advisers
                                     Management Trust; Chief Legal Officer,
                                     Neuberger Berman Real Estate Income Fund
                                     Inc.; Chief Legal Officer, Neuberger
                                     Berman Intermediate Municipal Fund Inc.;
                                     Chief Legal Officer, Neuberger Berman New
                                     York Intermediate Municipal Fund Inc.;
                                     Chief Legal Officer, Neuberger Berman
                                     California Intermediate Municipal Fund Inc;
                                     Chief Legal Officer, Neuberger Berman
                                     Realty Income Fund Inc.; Chief Legal
                                     Officer, Neuberger Berman Income
                                     Opportunity Fund Inc.; Chief Legal Officer,
                                     Neuberger Berman Real Estate Securities
                                     Income Fund Inc.; Chief Legal Officer,
                                     Neuberger Berman Dividend Advantage Fund
                                     Inc.; Chief Legal Officer, Lehman
                                     Brothers First Trust Income Opportunity
                                     Fund; Chief Legal Officer, Neuberger
                                     Berman Institutional Liquidity Series;
                                     Chief Legal Officer, Lehman Brothers
                                     Institutional Liquidity Cash Management
                                     Funds; Chief Legal Officer, Institutional
                                     Liquidity Trust; Chief Legal Officer,
                                     Lehman Brothers Reserve Liquidity Funds;
                                     Chief Legal Officer, Lehman Brothers
                                     Institutional Liquidity Funds.

Edward S. Grieb                      Senior Vice President and Treasurer, .
Treasurer and Chief Financial        Neuberger Berman, LLC; Treasurer, Neuberger
Officer, NB Management.              Berman Inc

Michael J. Hanratty                  None.
Vice President, NB Management.

Milu E. Komer                        Associate Portfolio Manager, International
Vice President, NB Management.       Portfolio, a series of Neuberger Berman
                                     Advisers Management Trust; Associate
                                     Portfolio Manager, Neuberger Berman
                                     International Fund, Neuberger Berman
                                     International Institutional Fund and
                                     Neuberger Berman International Large Cap
                                     Fund, each a series of Neuberger Berman
                                     Equity Funds.

Sajjad S. Ladiwala                   Associate Portfolio Manager, Guardian
Vice President, NB Management.       Portfolio and Socially Responsive
                                     Portfolio, each a series of Neuberger
                                     Berman Advisers Management Trust; Associate
                                     Portfolio Manager, Neuberger Berman
                                     Guardian Fund and Neuberger Berman
                                     Socially Responsive Fund, each a series of Neuberger Berman Equity Funds.

Kelly M. Landron                     Portfolio Manager, Lehman Brothers
Vice President, NB Management Inc.   Municipal Money Fund, Lehman Brothers
                                     National Municipal Money Fund, Lehman
                                     Brothers New York Municipal Money Fund and
                                     Lehman Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

Richard S. Levine                    Portfolio Manager, Lehman Brothers
Vice President, NB Management.       Strategic Income Fund, a series of Lehman
                                     Brothers Income Funds; Portfolio Manager,
                                     Neuberger Berman Dividend Advantage Fund
                                     Inc.

John A. Lovito                       Portfolio Manager, Lehman Brothers
Vice President, NB Management.       Strategic Income Fund, a series of Lehman
                                     Brothers Income Funds.

Arthur Moretti                       Managing Director, Neuberger Berman, LLC
Vice President, NB Management.       since June 2001; Portfolio Manager,
                                     Neuberger Berman Guardian Fund and
                                     Neuberger Berman Socially Responsive Fund, each a series of Neuberger Berman Equity
                                     Funds; Portfolio Manager, Guardian
                                     Portfolio and Socially Responsive
                                     Portfolio, each a series of Neuberger
                                     Berman Advisers Management Trust.

S. Basu Mullick                      Managing Director, Neuberger Berman, LLC;
Vice President,                      Portfolio Manager, Neuberger Berman
 NB Management.                      Partners Fund and Neuberger Berman Regency
                                     Fund, each a series of Neuberger Berman
                                     Equity Funds; Portfolio Manager, Partners
                                     Portfolio and Regency
                                     Portfolio, each a
                                     series of Neuberger
                                     Berman Advisers
                                     Management Trust.

Thomas P. O'Reilly                   Portfolio Manager, Neuberger Berman Income
Vice President, NB                   Opportunity Fund Inc.; Portfolio Manager,
Management                           Lehman Brothers First Trust Income
                                     Opportunity Fund; Portfolio Manager, Lehman
                                     Brothers StrategicIncome Fund and Lehman
                                     Brothers  High  Income  Bond  Fund,  each a
                                     series of  Lehman  Brothers  Income  Funds;
                                     Portfolio   Manager,   High   Income   Bond
                                     Portfolio,  a series  of  Neuberger  Berman
                                     Advisers Management Trust.

Loraine Olavarria                    None.
Assistant Secretary,
NB Management

Elizabeth Reagan                     None.
Vice President, NB Management.

Brett S. Reiner                      Associate Portfolio Manager, Neuberger
Vice President, NB Management.       Berman Genesis Fund, a series of Neuberger
                                     Berman Equity Funds.

                                     Executive Vice President, Neuberger Berman,
Jack L. Rivkin                       LLC; Executive Vice President, Neuberger
Chairman and Director,               BermanInc.; President and Director,
NB Management.                       Neuberger Berman Real Estate Income Fund
                                     Inc; President andDirector, Neuberger
                                     Berman Intermediate Municipal Fund Inc.;
                                     President and Director, Neuberger Berman
                                     New York Intermediate Municipal Fund Inc.;
                                     President and Director, Neuberger Berman
                                     California   Intermediate   Municipal  Fund
                                     Inc.;  President  and  Trustee,   Neuberger
                                     Berman Advisers Management Trust; President
                                     and Trustee, Neuberger Berman Equity Funds;
                                     President  and  Trustee,   Lehman  Brothers
                                     Income   Funds;   President  and  Director,
                                     Neuberger  Berman  Realty Income Fund Inc.;
                                     President  and Director,  Neuberger  Berman
                                     Income Opportunity Fund Inc.; President and
                                     Director,   Neuberger  Berman  Real  Estate
                                     Securities  Income  Fund  Inc.;  President,
                                     Director and Portfolio  Manager,  Neuberger
                                     Berman   Dividend   Advantage   Fund  Inc.;
                                     President  and  Trustee,   Lehman  Brothers
                                     First  Trust   Income   Opportunity   Fund;
                                     President  and  Trustee,  Neuberger  Berman
                                     Institutional  Liquidity Series;  President
                                     and Trustee,  Lehman Brothers Institutional
                                     Liquidity Cash Management Funds;  President
                                     and Trustee, Institutional Liquidity Trust;
                                     President  and  Trustee,   Lehman  Brothers
                                     Reserve  Liquidity  Funds;   President  and
                                     Trustee,   Lehman  Brothers   Institutional
                                     Liquidity Funds; Portfolio Manager,  Lehman
                                     Brothers Strategic Income Fund, a series of
                                     Lehman  Brothers  Income  Funds;  Director,
                                     Dale Carnegie and  Associates,  Inc.  since
                                     1998; Director, Solbright, Inc. since 1998.

Benjamin E. Segal                    Managing Director, Neuberger Berman, LLC
Vice President, NB Management.       since November 2000, prior thereto, Vice
                                     President, Neuberger Berman, LLC; Portfolio
                                     Manager,   Neuberger  Berman  International
                                     Fund,    Neuberger   Berman   International
                                     Institutional  Fund  and  Neuberger  Berman
                                     International Large Cap Fund, each a series of Neuberger Berman Equity Funds; Portfolio
                                     Manager, International Portfolio, a series of Neuberger Berman Advisers Management
                                     Trust.

Michelle B. Stein                    Portfolio Manager, Neuberger Berman
Vice President, NB Management.       Dividend Advantage Fund Inc.

Peter E. Sundman                     Executive Vice President, Neuberger Berman
President and Director,              Inc., since 1999; Head of Neuberger Berman
NB Management                        Inc.'s Mutual Funds Business (since 1999)
                                     and Institutional Business (1999 to October
                                     2005);  responsible  for  Managed  Accounts
                                     Business  and   intermediary   distribution
                                     since  October  1999;   Managing  Director,
                                     Neuberger  Berman  since  2005;   formerly,
                                     Executive Vice President, Neuberger Berman,
                                     1999 to December  2005;  Director  and Vice
                                     President,  Neuberger & Berman Agency, Inc.
                                     since 2000;  Chairman  of the Board,  Chief
                                     Executive   Officer  and  Trustee,   Lehman
                                     Brothers  Income  Funds;  Chairman  of  the
                                     Board, Chief Executive Officer and Trustee,
                                     Neuberger Berman Advisers Management Trust;
                                     Chairman  of  the  Board,  Chief  Executive
                                     Officer  and  Trustee,   Neuberger   Berman
                                     Equity Funds;  Chairman of the Board, Chief
                                     Executive  Officer and Director,  Neuberger
                                     Berman  Real   Estate   Income  Fund  Inc.;
                                     Chairman  of  the  Board,  Chief  Executive
                                     Officer  and  Director,   Neuberger  Berman
                                     Intermediate  Municipal Fund Inc.; Chairman
                                     of the Board,  Chief Executive  Officer and
                                     Director,   Neuberger   Berman   New   York
                                     Intermediate  Municipal Fund Inc.; Chairman
                                     of the Board,  Chief Executive  Officer and
                                     Director,   Neuberger   Berman   California
                                     Intermediate  Municipal Fund Inc.; Chairman
                                     of the Board,  Chief Executive  Officer and
                                     Director,  Neuberger  Berman  Realty Income
                                     Fund Inc.;  Chairman  of the  Board,  Chief
                                     Executive  Officer and Director,  Neuberger
                                     Berman   Income   Opportunity   Fund  Inc.;
                                     Chairman  of  the  Board,  Chief  Executive
                                     Officer and Director, Neuberger Berman Real
                                     Estate   Securities   Income   Fund   Inc.;
                                     Chairman  of  the  Board,  Chief  Executive
                                     Officer  and  Director,   Neuberger  Berman
                                     Dividend  Advantage Fund Inc.;  Chairman of
                                     the  Board,  Chief  Executive  Officer  and
                                     Director,   Lehman   Brothers  First  Trust
                                     Income  Opportunity  Fund;  Chairman of the
                                     Board, Chief Executive Officer and Trustee,
                                     Neuberger  Berman  Institutional  Liquidity
                                     Series;   Chairman  of  the  Board,   Chief
                                     Executive   Officer  and  Trustee,   Lehman
                                     Brothers   Institutional   Liquidity   Cash
                                     Management  Funds;  Chairman  of the Board,
                                     Chief   Executive   Officer  and   Trustee,
                                     Institutional  Liquidity Trust; Chairman of
                                     the  Board,  Chief  Executive  Officer  and
                                     Trustee,  Lehman Brothers Reserve Liquidity
                                     Funds;   Chairman   of  the  Board,   Chief
                                     Executive   Officer  and  Trustee,   Lehman
                                     Brothers  Institutional   Liquidity  Funds;
                                     Trustee, College of Wooster.

Kenneth J. Turek                     Portfolio Manager, Balanced Portfolio,
Vice President, NB Management.       Growth Portfolio and Mid-Cap Growth
                                     Portfolio, each a series of Neuberger
                                     Berman Advisers Management Trust; Portfolio
                                     Manager, Neuberger Berman Century Fund and
                                     Neuberger Berman Manhattan Fund, each a
                                     series of Neuberger Berman Equity Funds.

Judith M. Vale                       Managing Director, Neuberger Berman, LLC;
Vice President, NB Management.       Portfolio Manager, Neuberger Berman Genesis
                                     Fund, a series of Neuberger Berman Equity
                                     Funds.

John T. Zielinsky                    Portfolio Manager, Neuberger Berman Century
Vice President, NB Management.       Fund, a series of Neuberger Berman Equity
                                     Funds.

     The principal address of NB Management, Neuberger Berman, LLC, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.

     The description of LBAM under the caption "Investment Management and Administration Services" in the Statement of Additional Information constituting Part B of this Registration Statement is incorporated herein by reference. Information on the directors and officers of LBAM set forth in its Form ADV filed with the Securities and Exchange Commission (File No. 801-42006) is incorporated herein by reference.

Item 27.  Principal Underwriters.
--------------------------------

     (a) NB Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

     Neuberger Berman Advisers Management Trust
     Neuberger Berman Equity Funds
     Neuberger Berman Institutional Liquidity Series
     Lehman Brothers Income Funds
     Lehman Brothers Institutional Liquidity Funds
     Lehman Brothers Institutional Liquidity Cash Management Funds Lehman Brothers Reserve Liquidity Funds

     (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The principal business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the address of the Registrant's principal underwriter.

                        POSITIONS AND OFFICES           POSITIONS AND OFFICES
NAME                    WITH UNDERWRITER                WITH REGISTRANT
----                    ----------------                 ---------------

Ann H. Benjamin         Vice President                  None
Michael L. Bowyer       Vice President                  None
Claudia A. Brandon      Vice President/Mutual           Secretary
                        Fund Board
                        Relations & Assistant
                        Secretary
Steven R. Brown         Vice President                 None
David H. Burshtan       Vice President                  None
Lori B. Canell          Vice President                  None
Robert Conti            Senior Vice President           Vice President
Robert B. Corman        Vice President                  None
Robert W. D'Alelio      Vice President                  None
John E. Dugenske        Vice President                  None
Ingrid Dyott            Vice President                  None
Michael F. Fasciano     Vice President                  None
Janet A. Fiorenza       Vice President                  None
William J. Furrer       Vice President                  None
Brian J. Gaffney        Senior Vice President           Vice President

                        POSITIONS AND OFFICES           POSITIONS AND OFFICES
NAME                    WITH UNDERWRITER                WITH REGISTRANT
----                    ----------------                 ---------------

Maxine L. Gerson        Secretary                       Chief Legal Officer
                                                        (only for purposes of
                                                        sections 307 and 406 of
                                                        the Sarbanes - Oxley
                                                        Act of 2002)
Edward S. Grieb         Treasurer and Chief             None
                        Financial Officer
Michael J. Hanratty     Vice President                  None
Milu E. Komer           Vice President                  None
Sajjad S. Ladiwala      Vice President                  None
Richard S. Levine       Vice President                  None
John A. Lovito          Vice President                  None
Kelly M. Landron        Vice President                  None
Arthur Moretti          Vice President                  None
S. Basu Mullick         Vice President                  None
Thomas P. O'Reilly      Vice President                  None
Loraine Olavarria       Assistant Secretary             None
Elizabeth Reagan        Vice President                  None
Brett S. Reiner         Vice President                  None
Jack L. Rivkin          Chairman and Director           President and Trustee
Benjamin E. Segal       Vice President                  None
Michelle B. Stein       Vice President                  None
Kenneth J. Turek        Vice President                  None
Peter E. Sundman        President and Director          Chairman of the Board,
                                                        Chief Executive Officer
                                                        and Trustee
Judith M. Vale          Vice President                  None
Chamaine Williams       Chief Compliance                Chief Compliance Officer
                        Officer
John T. Zielinsky       Vice President                  None


     (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.

Item 28.  Location of Accounts and Records.
------------------------------------------

     All  accounts,  books and other  documents  required  to be  maintained  by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-Laws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158-0180.

Item 29.  Management Services.
-----------------------------

     Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.  Undertakings.
----------------------

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, Institutional Liquidity Trust has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 27th day of July 2007.


                                     INSTITUTIONAL LIQUIDITY TRUST


                                     By:  /s/ Jack L. Rivkin
                                          --------------------------------------
                                     Name:  Jack L. Rivkin*
                                     Title:  President and Trustee


*Signature affixed by Lori L. Schneider on July 27, 2007 pursuant to powers of attorney, filed herewith and filed with Amendment No. 4 to the Registrant's Registration Statement on December 19, 2006.